Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Vocaltec Communications Ltd. 2003 Master Stock Option Plan of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of Vocaltec Communications Ltd. incorporated by reference in its Annual Report (Form 20-F) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                          Luboshitz Kasierer
                            An affiliate member of Ernst & Young International



Tel-Aviv, Israel
June 17, 2003